EXHIBIT 99.2


* Merger Presskit

(http://www.epenergy.com/merger2/presskit2.asp)

* Map of Assets
* Press Release
* Fact Sheet
* El Paso Energy Corporate Profile
* Coastal Corporate Profile
* Ronald Kuehn, Jr. - Bio
* William A. Wise - Bio
* David A. Arledge - Bio
* El paso Energy Growth
* Stock Price Appreciation
* El Paso Energy Logo

Merger Presskit

El Paso Energy Corporation (NYSE:EPG) and The Coastal Corporation (NYSE:CGP) announced today the execution of definitive agreements for the merger of El Paso Energy and Coastal.

As a service to our shareholders, investors and customers, we have made our press kit available online. The list of links on the left connects you with the latest information about the El Paso Energy/Coastal Corporation. As you can see, you have instant access to the merger press release, the corporate profiles, a map of assets and much more.

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[Press Release dated January 18, 2000 filed as Exhibit 99.1]

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El Paso Energy Corporation Merger with Coastal Corporation
Map of Assets

Combined U.S. Operations: El Paso Energy and Coastal

[Graphic Map of United States]

-----------------------------------------------
- Gas Transmission          O Production
* Gathering/Processing      o Power Plants
________________________________________________

Fact Sheet

Financial Statistics ($ Millions)
                     El Paso     Coastal      Combined
                    1999 est.    1999 est.   1999 Pro Forma est.

Revenues            $10,600     $   7,600      $   18,200
EBIT                  1,100           990           2,090
EBITDA                1,700         1,500           3,200
Net Income              420           500             920
Total Assets        $16,800     $  14,700      $   31,500
Shares
outstanding (MM)         230          214             499

Strategic Benefits of Combination
* Creates North American gas and power industry leader.
* Creates the only company that is one of the top five companies in every sector of the wholesale natural gas and power arena.
* Creates well-positioned convergence player, integrated from wellhead to electron, with the scale and market reach to lead the industry.
* Will be immediately accretive to earnings per share in 2001 and 2002 as well as balance sheet and credit enhancing.
* Provides the scale needed to build break out businesses such as telecommunications and electric transmission.
* Improves growth prospects for all business segments through additional scale, skills, geographic reach and opportunity sets.

El Paso Energy Corporation Merger with Coastal Corporation


El Paso Energy Highlights

* The largest natural gas company in North America. Owns
  North America's largest natural gas pipeline system, both in terms of throughput and miles of pipeline. One of the fastest growing companies in America, with an asset value in excess of $16 billion.
* Employs approximately 4,700 people and is headquartered in Houston, Texas.
* Provides comprehensive energy solutions through its strategic business units: El Paso Natural Gas Company, Tennessee Gas Pipeline Company, Southern Natural Gas Company, El Paso Field Services Company, El Paso Merchant Energy Company, El Paso Production Company, and El Paso Energy International Company. Has operations in natural gas transmission, gas gathering and processing, gas and oil production, power generation, merchant energy services, and international project development.


Coastal Highlights

* A Fortune 500 energy holding company with assets of more than $12 billion and subsidiary operations across the energy industry.
* Employs approximately 13,200 people and is headquartered in Houston, Texas.
* Offers a complete line of energy services-natural gas gathering, marketing, processing, storage and transmission; petroleum refining, marketing and distribution and chemicals; gas and oil exploration and production; coal mining; and power-to natural gas transporters, producers, electric generators and a variety of end-users.
* Coastal's ANR pipeline system covers strategic areas across the Midwest and Great Lakes regions, and its Colorado Interstate Gas system traverses the Rockies.


Comparative Ranking of Combined Company

                                 Interstate          Power
                 Interstate     Transportation      Marketed
                    Miles          (Bcf/d)          (MM MWh)

El Paso/Coastal     56,600           20.7              89.9
El Paso Energy      38,600           12.7              79.4
Coastal             18,000            8.0              10.5
Duke Energy         11,500            3.9              98.9
Enron               32,000            9.0             402.4
Williams            27,000           10.1              16.9

Source: DLJ Research

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El Paso Energy  Corporate Profile

El Paso Energy Corporation is one of the fastest growing companies in America today, with an asset value in excess of $16 billion. The company provides comprehensive energy solutions through its strategic business units: Tennessee Gas Pipeline Company, El Paso Natural Gas Company, Southern Natural Gas Company, El Paso Field Services Company, El Paso Merchant Energy Company, El Paso Production Company, and El Paso Energy International Company. The company owns North America's largest natural gas pipeline system, both in terms of throughput and miles of pipeline, and has operations in natural gas transmission, gas gathering and processing, gas and oil production, power generation, merchant energy services, and international project development. El Paso Energy is traded on the New York Stock Exchange under the symbol EPG and is headquartered in Houston, Texas. Ronald
L. Kuehn, Jr. is chairman of the board of directors. William A. Wise is president and chief executive officer of El Paso Energy. Other senior officers of the holding company include H. Brent Austin, executive vice president and chief financial officer; Joel Richards III, executive vice president, Human Resources and Administration; Britton White, Jr., executive vice president, General Counsel and Governmental Affairs; and William A. Smith, executive vice president, Business Development.

Business Units

Natural Gas Transmission
El Paso Energy Corporation's pipeline system spans the United States from coast to coast and border to border and extends into Mexico. The company's pipeline systems collectively comprise 38,600 miles of the best-run, safest, most reliable natural gas transmission pipeline in the business. John W. Somerhalder II is president of the Pipeline Group.

  Tennessee Gas Pipeline-The assets of Tennessee Gas Pipeline
  Company include two separate interstate pipeline systems, Tennessee Gas Pipeline and Midwestern Gas Transmission. These pipelines are powered by 100 compressor stations transport natural gas from supply regions in Texas, Louisiana and the Gulf of Mexico to key markets in 19 eastern and midwestern states as well as major metropolitan areas including New York City, Boston and Chicago. John W. Somerhalder II is president of Tennessee Gas Pipeline.

  El Paso Natural Gas-Two interstate pipeline systems, El Paso
  Natural Gas and Mojave Pipeline Operating Company, comprise El Paso Natural Gas Company. El Paso Natural Gas serves important market regions in the western half of the United States.
  Patricia A. Shelton is president of El Paso Natural Gas.

  Southern Natural Gas Pipeline-Southern Natural Gas is the major pipeline system serving the Southeast including high growth market areas from Florida to East Texas. The system's pipeline transports natural gas across seven states powered by nearly half a million horsepower of compression. James C. Yardley is president of Southern Natural Gas.

Production and Merchant Energy
El Paso Energy's production, power generation, and marketing services are integrated within the Production and Merchant Energy group. Ralph Eads is the group executive vice president of this organization.

  El Paso Merchant Energy Company-El Paso Energy's marketing and power generation activities are managed by El Paso Merchant Energy. This group provides natural gas transportation management, storage, and integrated price risk management to wholesale customers throughout North America. El Paso Merchant Energy also develops and invests in power generation facilities. The company owns or has interests in 5,500 megawatts of generation, is a top-ranked power marketer, and has 24-hour-a-day electric dispatch capability. Greg G. Jenkins is president of El Paso Merchant Energy.

  El Paso Production Company-Operating primarily in the Gulf of Mexico, Texas, Louisiana, Oklahoma, and Alabama, El Paso Production is focused on profitably managing the company's oil and natural gas reserves. El Paso Production currently has an active leasehold interest in approximately 421 offshore blocks, totaling approximately 1.7 million net acres. With over 1.4 trillion cubic feet equivalent of reserves, El Paso is the largest leaseholder in the shallow-water area of the Gulf of Mexico. John B. Holmes, Jr. is the president of El Paso Production.

El Paso Field Services Company
Through its interests in El Paso Energy Partners, L.P., El Paso Field Services Company has become the largest gatherer of offshore Gulf of Mexico natural gas and the second largest natural gas gatherer industry wide. Field Services provides gathering, treating, processing, compression, and intrastate transmission services to producers throughout the southern United States and the Gulf of Mexico. The company also provides producer-financing services through EnCap Investments L.C. The company owns and operates $1.7 billion in assets including 60 pipeline systems, 16 processing and treating plants, and 8 offshore platforms. Robert G. Phillips is president of El Paso Field Services.

El Paso Energy International Company
Developing energy infrastructure projects around the world is the focus of El Paso Energy International Company. The company currently holds interests in assets on five continents, including 5,000 miles of pipeline and 6,600 megawatts of power generation. El Paso Energy International offers financing, project development, construction and operation services. John D. Hushon is president of El Paso Energy International.

For more information:
El Paso Energy can be found on the Internet at www.epenergy.com.

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Coastal Corporate Profile
[Logo]
The Coastal Corporation

Coastal is a Houston-based Fortune 500 energy holding company with consolidated assets of more than $14 billion and subsidiary operations in natural gas gathering, storage, gathering/processing and marketing; oil and gas exploration and production; petroleum refining, marketing and distribution; chemicals; power production; and coal. Coastal's World Wide Web site at www.coastalcorp.com provides additional information on the company.


Natural Gas
Coastal handles about 13 percent of all gas consumed in the United States. The company's extensive natural gas business includes domestic gathering, processing, storage and transportation operations, ownership interests in almost 18,000 miles of domestic pipelines, and an international gas project development company. Coastal's gas storage facilities are the second largest in the United States. Unregulated natural gas marketing is performed by the 50-percent owned ventures, Engage Energy U.S., L.P. and Engage Energy Canada, L.P., positioned as one of the largest marketers of natural gas and electricity in North America.

Refining, Marketing and Chemicals
Coastal's four refineries have the capacity to process 468,000 barrels of crude oil per day to produce a range of gasolines and diesel fuels, jet fuels, asphalt, industrial lubricants, and a host of quality automotive products. Coastal also produces agricultural and industrial chemicals and petrochemicals at several facilities in the United States and Canada. Coastal moves products to market through an efficient transportation network, including crude oil and product pipelines, truck fleets, tugs and barges and railroad tank cars.

Exploration and Production
With primary operations in the Gulf of Mexico, South Texas and Utah, and with exploration and production rights in a number of foreign countries, Coastal's exploration and production division is its most rapidly expanding business. From 1994 through 1997, E&P increased production 80 percent, reduced cash production costs more than 25 percent, and increased total reserves 143 percent. In 1997, for the third consecutive year, E&P added proved reserves that were more than three times the volumes produced.

Power
Coastal's successful electric power production subsidiary now operates plants in the United States, China, El Salvador, and the Dominican Republic and has projects in various stages of development in Pakistan, Nicaragua, and Guatemala. The company seeks opportunities in the United States to complement its upstream and downstream gas assets with gas-fired power projects.

Coal
Coastal's coal business in the eastern United States is substantially low-sulfur and is transforming its operations from processing and marketing into an integrated company that mines, processes, and sells its own coal. Among other things, it operates a business that blends and mixes custom-made fuel to meet the specific needs of its customers, most of which are large power plants
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Ronald Kuehn, Jr. Bio

[Picture of Ronald Kuehn, Jr.]

Ronald Kuehn, Jr. is chairman of the Board of Directors of El Paso Energy Corporation. He was chairman, president, and chief executive officer of Sonat Inc. before joining El Paso following the merger of the two companies in 1999.

He joined Sonat in July of 1970, serving in various positions with Southern Natural Gas Company including senior vice president, general counsel and secretary. He became executive vice president of Sonat Inc. in 1981; president and chief operating officer in 1982; president and chief executive officer in 1984; and assumed the additional title of chairman in April of 1986.

Before joining Sonat, he was executive vice president and general counsel for Allied Artists Pictures. He was also an associate attorney at Hughes Hubbard & Reed.

Mr. Kuehn has a bachelor of science degree from Fordham University and received his law degree from Fordham Law School.

He is a member of the board of directors of AmSouth
Bancorporation-Birmingham, Alabama; Dun & Bradstreet
Corporation-Murray Hill, New Jersey; Protective Life
Corporation-Birmingham, Alabama; Praxair, Inc.-Danbury,
Connecticut; Transocean Offshore Inc.-Houston, Texas, and Union
Carbide Corporation-Danbury, Connecticut. He also serves on the Board of Trustees for Tuskegee University and Southern Research
Institute.

He serves on the boards of the Birmingham Area Chamber of Commerce, United Way of Jefferson-Shelby-Walker Counties and National Boys & Girls Clubs of America. He is a past president of the Birmingham Area Council of Boy Scouts of America. Additionally, he is a member of the National Petroleum Council, the Bretton Woods Committee, Newcomen Society of the United States, Newcomen Society of North America, Birmingham Rotary Club, Leadership Birmingham, Leadership Alabama, and Business Leadership.

He is a former chairman of the Interstate Natural Gas Association of America as well as the Gas Research Institute.

He and his family reside in Birmingham, Alabama.

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William A. Wise Bio

[Picture of William A. Wise]


William A. Wise is president and chief executive officer and a member of the board of directors of El Paso Energy Corporation. He is chairman and chief executive officer and a member of the board of directors of El Paso Natural Gas Company.

Mr. Wise has been with the company since 1970, becoming counsel, senior counsel and principal counsel of the El Paso Company in 1980. He became vice president and assistant general counsel of that company in May 1982, general counsel in May 1983, and senior vice president in August 1983. In January 1984, he became senior vice president of El Paso Natural Gas Company and became executive vice president in May 1987. Mr. Wise became president and chief operating officer in April 1989, chief executive officer in January 1990, chairman in January 1994, and assumed the title of chairman, president and chief executive officer of El Paso Energy Corporation in April 1996.

Mr. Wise has a bachelor of arts degree from Vanderbilt University and received his law degree from the University of Colorado School of Law, where he was an editor of the University of Colorado Law
Review.

He is a member of the Colorado Bar Association, the Natural Gas Council, the New York Mercantile Exchange Natural Gas Futures Advisory Committee, the Tri-Regional Committee, the National Petroleum Council, the Texas Governors Business Council, the Business Roundtable and Team 100. He is a member of the board of directors of Battle Mountain Gold Company; Chase Bank of Texas - Houston, the Greater Houston Partnership; the Interstate Natural Gas Association of America and the Sam Houston Area Council for the Boy Scouts of America. Mr. Wise serves as chairman of the Charter School Task Force for the Texas Governor's Business Council and is on the board of governors for the Houston Forum. He is also a member of the board of trustees of the Museum of Fine Arts in Houston and co-chairman of the board of directors of the Houston Music Hall Foundation.

Mr. Wise is a former chairman of the board of the Interstate
Natural Gas Association of America.

He and his family reside in Houston, Texas.

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David A. Arledge Bio

The Coastal Corporation
[Logo]

[Photo of David A. Arledge]
David A. Arledge


DAVID A. ARLEDGE is chairman, president and chief executive officer of The Coastal Corporation, a Houston-based energy holding company with consolidated assets of more than $12 billion and subsidiary operations in natural gas transmission, storage, gathering/processing and marketing; oil and gas exploration and production; petroleum refining, marketing and distribution; chemicals; power production; and coal.

Mr. Arledge graduated with honors from the University of Texas, Austin, where he earned a bachelor's degree in business administration. He received a law degree from the University of Texas Law School and attended New York University's Graduate Tax
Law Program.

Mr. Arledge was appointed chief operating officer of The Coastal Corporation in July 1993 and elected senior executive vice president the following month. He was elected president in March 1994, appointed to the Executive Committee in December, and assumed the additional post of chief executive officer in October 1995. On July 15, 1997, he was elected chairman of the board, becoming the second chairman in the company's 42-year history.

Mr. Arledge was recruited to Coastal to head the corporate tax department. He was elected a vice president of the company in 1982 and was given the additional responsibilities of treasury and corporate finance functions the following year. He was elected senior vice president, Finance in January 1984 and was named to the additional post of chief financial officer later the same year. In 1988, Mr. Arledge was elected to the board of directors. He was elected executive vice president the following year.

Mr. Arledge is chairman of the board of the Interstate Natural Gas Association of America, a member of the 25 Year Club of the Petroleum Industry, the Natural Gas Council, and a member of the State Bar of Texas. He also serves as a member of the board of the Greater Houston Partnership and participates in the Chairman's Club of the United Way.

He and his family reside in the Houston area.
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El Paso Energy Growth

Eight Years of Accelerating El paso Energy Growth
($ and Shares Outstanding in Millions)

                                                      Post
                              Post        Post        Sonat     Pro Forma
                               IPO       Tenneco      Merger     Coastal
                             3/31/92     12/31/96   12/31/99E     Merger
                            ---------------------------------------------
  Total assets               $ 2,081     $ 8,843      $16,800     $31,500
  Shares outstanding              74         111          230         499
  Equity market value        $   844     $ 2,791      $ 8,520     $18,525
  Total enterprise value     $ 1,481     $ 6,182      $16,550     $32,325

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Stock Price Appreciation
As of December 31, 1999

[Chart]     EPG         309%
            S&P 500     264%
            S&P Natural 226%

                         S&P
              EPG    Natural Gas   S&P 500
12/31/1992   63.00%     21.00%       8.00%
12/31/1993   89.00%     39.00%      15.00%
12/31/1994   61.00%     28.00%      14.00%
12/31/1995   51.00%     76.00%      52.00%
12/31/1996  166.00%    127.00%      83.00%
12/31/1997  250.00%    162.00%     140.00%
12/31/1998  266.00%    180.00%     204.00%
12/31/1999  309.00%    226.00%     264.00%